EXHIBIT 99

[WENDY’S INTERNATIONAL, INC. LOGO]

Wendy’s names Dave Near as Chief Operations Officer

Near will focus on improving customer service, speed and order accuracy in all Wendy’s restaurants – franchised and company – while driving sales and profits

Near is committed to strengthening relationships with Wendy’s franchise community

DUBLIN, Ohio (April 24, 2006) – Wendy’s International, Inc. (NYSE: WEN) today announced that it has named Dave Near as Chief Operations Officer of the Wendy’s brand, a new position.

Near will be responsible for Wendy’s U.S., Canadian and International restaurant operations – both franchised and company. He will report to interim Chief Executive Officer and President Kerrii Anderson.

Reporting directly to Near will be Wendy’s regional senior vice presidents of operations, as well as the Company’s senior vice president of operations administration/strategic planning. Near, 37, begins his new position on May 1 and will work at the Company’s headquarters in Dublin, Ohio.

Near was President of Wendy’s Franchise Advisory Council (FAC) in 2005 and was re-elected to the position by fellow franchisees in 2006. A majority of FAC members are elected by franchisees and the group works closely with management to continually improve restaurant operations and business results.

“I am pleased that Dave is joining my executive management team. He’s passionate about the business and grew up with the Wendy’s brand,” said Anderson. “He is a superior restaurant operator who has demonstrated an ability to lead people and produce exceptional sales and profits in his restaurants for more than a decade as a Wendy’s franchisee.

“Dave will focus on building relationships between the Company and our franchisees, so that they can improve their sales and profits,” said Anderson. “If our franchisees are successful, the entire Company will be successful.”

Near is a successful Wendy’s franchisee

Near and his brother, Jason, have operated Wendy’s restaurants as franchisees in the Austin, TX, market since 1995. They now have 29 restaurants generating approximately $42 million in sales with average unit volumes of nearly $1.5 million, which is higher than the company’s system average of $1.3 million. Dave was President of the franchise business called Pisces Foods.

“Dave will work closely with our management team and outstanding franchisees to improve results in all Wendy’s restaurants,” said Wendy’s Chairman Jim Pickett. “I know he will focus our operators on excellent customer service and drive innovation throughout our system to improve every aspect of our business. He’s a dynamic personality who is driven to win, and he is a great addition to our management team.”

Near graduated from Duke University with a B.A. degree and has an MBA from The Fuqua School of Business at Duke. He also worked for Coca-Cola Fountain/USA as a sales manager in the Northeast.

“I am a third-generation restaurateur and have been around the Wendy’s business all of my life,” said Near. “I’ve been successful growing my Wendy’s business as a franchisee with a relentless focus on quality, service, cleanliness and above all, people. I look forward to joining the Wendy’s team and doing everything I can to restore the brand to its position as the premier restaurant operations chain in North America. I also look forward to strengthening our franchise partnerships as we work to unite the Wendy’s system.”

Dave Near’s father, Jim Near, was formerly Chairman, CEO and President of Wendy’s. He was a franchisee in the Wendy’s system for years and joined the Company as President in 1986. In the 1990s, Jim Near won virtually every major restaurant award in the industry, including Restaurant & Institutions “Executive of the Year” award and Nation’s Restaurant News “Operator of the Year” award. Jim Near is in Wendy’s Hall of Fame and the Company honors his memory and passion for people with the annual “Jim Near Legacy Award.” Jim Near passed away in 1996.

“My father was my mentor and guide who instilled in me the importance of honesty, integrity and work ethic,” said Dave Near. “He taught me the basic fundamentals of this business, which I believe are the same fundamentals that will continue to drive success. Great food, in a clean and sparkling environment, served with a smile, is our recipe for success.”

Dave Near has won several awards in the Wendy’s System

Over the past eight years, Dave Near has received recognition for excellence in the Wendy’s system, including the following:

• • • • • • • • • •	1998: 1999: 1999: 1999: 1999: 2001: 2002: 2002: 2003: 2004:	Marketer of the Year-Western Region
Marketing Award-Texas Division
People Excellence Award-Texas Division
Wendy Award-Top Franchisee-Western Region
Diamond Award-Wendy’s International Marketer of the Year
Restaurant Development Award-Western Region
Restaurant Development Award-Western Region
Appointed to the Franchise Advisory Council
Service Excellence Award-Texas Division
Elected to the Franchise Advisory Council

John Deane is leaving the Company; new EVP of Operations to be named

The Company also announced today that Executive Vice President of Operations John Deane will leave the Company as of May 1 to pursue other interests. Deane joined Wendy’s in 2001 as Chief Information Officer and successfully improved the Company’s restaurant systems while transforming technology into a core competency for Wendy’s.

Dave Near expects to name a new EVP of Operations, reporting to him as Chief Operations Officer of the Wendy’s brand, within 90 days. This timeframe will enable him to transition into his new position and develop an organizational structure for operations.

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,900 total restaurants and five quality brands, including Wendy’s Old Fashioned Hamburgers®, Tim Hortons®, Baja Fresh® Mexican Grill, Cafe Express and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.